 NUMBER              (SEE REVERSE SIDE FOR LEGEND)                      WARRANTS
 W-07-__   (THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
               5:00 P.M. NEW YORK CITY TIME, __________, 2011

                      INTERAMERICAN ACQUISITION GROUP INC.

                                     WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of a Warrant or Warrants expiring ________, 2011 (the
"Warrant") to purchase one fully paid and non-assessable share of Common Stock, par value $.0001 per share ("Shares"), of InterAmerican Acquisition Group Inc., a Delaware corporation (the "Company"), for each Warrant evidenced by this
Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) ______________, 2008, such number of Shares of the Company at the price of $5.00 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office of the Company (such payment to be made by check made payable to the Company or by wire transfer of immediately available funds), but only subject to the conditions set forth herein and in the
Warrant Purchase Agreement between the Company and the registered holder hereof.
The Warrant Purchase Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted.
The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office of the Company by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the
Warrant Purchase Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of
like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Purchase Agreement, without charge except for any applicable tax or other governmental charge.

The Company may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and the
Company shall not be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

By

--------------------------            ------------------------------------------
                Secretary             Chairman of the Board

                                SUBSCRIPTION FORM
      To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________
Warrants represented by this Warrant Certificate, and to purchase the shares of
Common Stock issuable upon the exercise of such Warrants, and requests that
Certificates for such shares shall be issued in the name of

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                                               (PLEASE TYPE OR PRINT NAME AND ADDRESS)

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                                           (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
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                                               (PLEASE PRINT OR TYPE NAME AND ADDRESS)

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and, if such number of Warrants shall not be all the Warrants evidenced by this
Warrant Certificate, that a new Warrant Certificate for the balance of such
Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated: _____________________                         ___________________________________________
                                                              (SIGNATURE)
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                                                              (ADDRESS)
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                                                              (TAX IDENTIFICATION NUMBER)

                                                              ASSIGNMENT
                                  To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _______________________ hereby sell, assign, and transfer unto

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                                            (PLEASE TYPE OR PRINT NAME AND ADDRESS)

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                                             (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

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and be delivered to ________________________________________________________________________________________________________________
                                                (PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint _________________________________
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: _________________________               _________________________________
                                                          (SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE
NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR,
WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE
GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE
AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR
CHICAGO STOCK EXCHANGE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")
OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE
DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE
STATE SECURITIES LAWS OR IINTERAMERICAN ACQUISITION GROUP INC. SHALL HAVE
RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE
SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS
NOT REQUIRED. IN ADDITION, THE TRANSFER OR OTHER DISPOSITION OF THE SECURITIES
REPRESENTED BY THIS CERTIFICATE IS FURTHER RESTRICTED BY THE TERMS AND
PROVISIONS OF THAT CERTAIN WARRANT PURCHASE AGREEMENT DATED AS OF OCTOBER 21,
2005 BY AND BETWEEN INTERAMERICAN ACQUISITON GROUP INC. AND THE REGISTERED
HOLDER HEREOF.